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                                                                   EXHIBIT 10.28

                            SHARE TRANSFER AGREEMENT

         This Agreement, dated February 28, 2004, is entered into among the following parties:

(1) Liquidmetal Korea Co., Ltd., a company having its principal office at 884, Uhyun Hansan Industrial Complex, Uhyun-ri, Chungbook-myun, Pyungtaek City, Kyunggi Province, (hereinafter, the "Transferor");

(2) Suh, Joo Ho, an individual residing at 404-503 Hyundai 4-cha Apt., Hyosung 2-dong, Kyeyang-ku, Incheon City (hereinafter, the "Transferee"); and

(3) Dongyang Induction Co., Ltd., a company located at 223-580, Seoknam-dong, Seo-gu, Incheon City (hereinafter, the "Company").

RECITALS

         The Transferor owns 7,800 common shares issued by the Company with a par value of W5,000 (hereinafter, the "Transfer Shares"), and the Transfer Shares comprise 51% of the Company's total issued shares.

         The Transferee is a shareholder who owns 49% of the Company's total issued shares and is the incumbent Representative Director of the Company.

         The Transferor and the Transferee agree as follows as the Transferor desires to transfer the Transfer Shares to the Transferee and the Transferee desires to acquire them.

Article 1 (Share Transfer)

         The Transferor shall transfer the Transfer Shares to the Transferee on the closing date of this Agreement, and the Transferee shall acquire them. The transfer price shall be W96,000,000. Because the Transferee has been in charge of the Company management, the Transferor does not make any representation or warranties whatsoever relating to the status of the Company in connection with the transfer of the Transfer Shares.

Article 2 (Handling of Company's Claim against Growell Metal Co., Ltd.)

         (1) The Company supplied certain products to Growell Metal in accordance with the Vacuum Melting Furnace and Pump System Supply Agreement and the 50Kg VIM Simple Type

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Vacuum Melting Furnace Supply Agreement entered into with Growell Metal on
October 19, 2002 (collectively, the "Growell Supply Agreements"), and the Company hereby confirms that the purchase price for the foregoing products in the amount of W184,950,000 (including VAT) has not been paid by Growell Metal yet.

         (2) The Company hereby confirms that (i) the Transferor currently is in possession of the above products supplied by the Company to Growell Metal pursuant to the Growell Supply Agreements and (ii) with respect to the above product, the Company has an obligation under the Growell Supply Agreements to repair the defects in the product specified in Attachment 1 entitled V.I.M. Device Normalization Complement Details.

         (3) In lieu of the transfer payment for the Transfer Shares, the Transferee shall affirmatively relinquish on the closing date W96,000,000 out of W184,950,000 which is the total claim amount for the product supply price discussed in Paragraph (1) above which the Company has against Growell Metal. The Transferor confirms that the claim amount which is to be relinquished as mentioned in the above will substitute for the payment of the transfer price.

         (4) With respect to the product supply price claim of W88,950,000 which remains after the relinquishment specified in Paragraph (3) above, the Transferor shall pay to the Transferee W30,000,000 on June 30, 2004, W30,000,000 on September 30, 2004 and W17,950,000 on December 31, 2004. The remaining balance of W11,000,000 thereafter shall be paid by the Transferor to the Transferee after the completion of the defect repair obligation mentioned in Paragraph (2) above. The Transferee hereby agrees to relinquish its claim against Growell Metal in the amount corresponding to the foregoing payments to be paid [by the Transferor to the Transferee] such that the Transferee's claim against Growell Metal shall completely be relinquished upon the completion of the foregoing payments.

Article 3 (Closing Date)

         (1) The transfer of the Transfer Shares under this Agreement shall close on March 9, 2004.

(2) On the closing date, the Transferor shall deliver the share certificates to the Transferee, and the Transferee shall be deemed to have relinquished a portion of its claim against Growell Metal as provided for in
Article 2(3).

Article 4 (Indemnification)

         The Transferor, the Transferee and the Company hereby (i) confirm that, upon the closing of this Agreement, there exists no claim or obligation whatsoever among themselves in connection with the Growell Supply Agreements, except for the claims and obligations specified in this Agreement and (ii) agree not to make any claims or exercise any rights upon the closing of this agreement in connection with the Growell Supply Agreements, except for those specified in this agreement, regardless of whether they were aware or not aware of them.

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Article 5 (Dispute Resolution)

         The Seoul District Court shall be the court of first instance for the disputes related to this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

Liquidmetal Korea Co., Ltd.                  Suh, Joo Ho,

  /s/ Young Mo Lee                             /s/ Joo Ho Suh
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Name:  Lee, Young Mo (seal)                  Name:  Suh, Joo Ho (seal)
Title: Representative Director

DONGYANG YUDORO CO., LTD.

  /s/ Joo Ho Suh
------------------------------
Name:  Suh, Joo Ho (seal)
Title: Representative Director

                            TRANSLATION CERTIFICATE

The undersigned hereby certifies that the above is a true and correct English translation of the original Share Transfer Agreement, which was in the Korean language.

                                         By    /s/ Young Mo Lee           :
                                             ---------------------------
                                         Young Mo Lee, Representative Director,
                                         Liquidmetal Korea Co., Ltd.
                                         Dated:  March 15, 2004

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                                   ATTACHMENTS

1.               V.I.M. Device Normalization Complement Details

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